Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200


                                                               November 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Datatec Systems, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Datatec Systems, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 3,000,000 shares (the "Shares") of Common Stock, par value $.001 per share under the Company's 2000 Stock Option Plan, as amended (the "2000 Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the 2000 Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the 2000 Plan, will be duly and validly issued, fully paid and non-assessable.



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                  We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the  reference  to this  firm  under the
caption  "Legal   Matters"  in  the  prospectus   constituting  a  part  of  the
Registration Statement.

                  We advise you that Robert H. Friedman, a member of this firm, is a director and stockholder of the Company and a Selling Stockholder under the Registration Statement of up to 120,000 Shares. Other members of this firm are also stockholders of the Company.


                           Very truly yours,


                           /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                           --------------------------------------------------
                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP